                                                                   Exhibit 99.3

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

--------------------------------------------X
ROBERT SILVERMAN,                           :
                                            :
                  Plaintiff,                :
                                            :
V                                           :       C.A. No. 16367
                                            :
TELXON CORP., FRANK E. BRICK, ROBERT A.     :
GOODMAN, DR. RAJ REDDY, JOHN H.             :
CRIBB, RICHARD J. BOGOMOLNY and             :
NORTON W. ROSE,                             :
                                            :
                  Defendants.               :
--------------------------------------------X

                                    COMPLAINT

     Plaintiff, by his attorneys, alleges upon information and belief, except with respect to his ownership of Telxon Corp. ("Telxon" or the "Company") common stock as follows:

                                   THE PARTIES

     1. Plaintiff is the owner of common stock of Telxon.

     2. Defendant Telxon is a Delaware corporation with executive offices at 3330 West Market Street, Akron, Ohio. Telxon designs, develops, manufactures, markets, integrates and supports portable, batch and wireless transaction-based work force automation systems.

     3. Defendant Frank E. Brick is President, Chief Executive Officer and a director of Telxon.

     4. Defendant Robert A. Goodman is Secretary, General Counsel and a director of Telxon.

     5. Defendant Dr. Raj Reddy is Chairman of the Board and a director of Telxon.

     6. Defendants John H. Cribb, Richard J. Bogomolny and Norton W. Rose are directors of Telxon.

     7. The foregoing individual directors of Telxon (collectively the "Director Defendants"), owe fiduciary duties to Telxon and its shareholders.

                            CLASS ACTION ALLEGATIONS

         8. Plaintiff brings this action on his own behalf and as a class action on behalf of all shareholders of defendant Telxon (except defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants or their successors in interest), who have been or will be adversely affected by the conduct of defendants alleged herein.

     9. This action is properly maintainable as a class action for the following reasons:

        (a) The class of shareholders for whose benefit this action is brought is so numerous that joinder of all class members is impracticable. As of December 31, 1997, there were over 15 million shares of defendant Telxon's common stock outstanding owned by over 1,200 shareholders of record scattered throughout the United States.

        (b) There are questions of law and fact which are common to members of the Class and which predominate over any questions affecting any individual members. The common questions include, inter alia, the following:

            (i) Whether the Director Defendants have breached and are breaching their fiduciary duties owed by them to plaintiff and members of the Class, and/or have aided and abetted in such breach;

            (ii) Whether the Director Defendants have wrongfully failed to act in the best interests of Telxon and its shareholders; and

            (iii) Whether plaintiff and the other members of the Class will be irreparably damaged by the transactions complained of herein.

     10. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. The claims of plaintiff are typical of the claims of the other members of the Class and plaintiff has the same interest as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

     11. Defendants are acting or refusing to act on grounds generally applicable to the Class, thereby making appropriate injunctive relief with respect to the Class as a whole.

     12. The prosecution of separate actions by individual members of the Class could create a risk of inconsistent or varying adjudications with respect to individual members of the class which would establish incompatible standards of conduct of defendants or adjudications with respect to individual members of the Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications.

     13. Plaintiff anticipates that there will not be any difficulty in the management of this litigation.

     14. For the reasons stated herein, a class action is superior to other available methods for the fair and efficient adjudication of this action.

                             SUBSTANTIVE ALLEGATIONS

     15. In a press release on April 21, 1998, Symbol Technologies, Inc. ("Symbol") announced an unsolicited proposal to acquire Telxon for $38 per share cash for each share of Telxon stock (the "Offer"). The Offer, which represents a 40% premium for Telxon shareholders, was communicated by Symbol in a letter to Telxon's President and Chief Executive Officer Frank Brick on April 8, 1998.

     16. Although Symbol stated that it was prepared to negotiate all aspects of a potential transaction, including the structure of the transaction and the form of consideration, it was announced on May 8, 1998 that Telxon had rejected the Offer. Symbol has said it is determined to proceed with the proposed transaction.

     17. Telxon has in place a shareholder rights plan or poison pill which effectively precludes any bona fide offer to acquire Telxon, including the Offer. Telxon also has a staggered board whereby only one-third of the directors are elected in any given year.

     18. The Director Defendants are violating fiduciary duties owed to the public shareholders of Telxon. The Director Defendants are obligated to but have, to date, failed to act in the best interests of Telxon and its shareholders, including adequate consideration of whether all bona fide offers or proposals to acquire the Company or its assets are in the best interests of the shareholders. Instead, the Director Defendants are entrenching themselves in office and refusing to negotiate with Symbol and fully inform themselves regarding the Symbol Offer.

     19. The conduct of the Director Defendants in connection with the Symbol proposal is, and unless corrected, will continue to be, wrongful, unfair and harmful to Telxon's public shareholders.

     20. Because the Director Defendants (and those acting in concert with them) dominate and control the business and corporate affairs of Telxon and because they are in possession of private corporate information concerning Telxon's businesses and future prospects, there exists an imbalance and disparity of knowledge and economic power between the Director Defendants and the members of the Class.

     21. Unless enjoined by the Court, the Director Defendants will continue to breach their fiduciary duties owed to the plaintiff and the Class, all to the irreparable harm of the Class.

     22. Plaintiff has no adequate remedy at law.

     WHEREFORE, plaintiff demands judgment as follows:

         (a) Declaring that this action may be maintained as a class action;

         (b) Enjoining preliminarily and permanently the Director Defendants to adequately consider and negotiate with respect to all bona fide offers or proposals for the Company or its assets, in the best interests of Telxon shareholders;

         (c) Requiring the Director Defendants to properly employ the Company's poison pill and all other defensive measures in accordance with their fiduciary duties and so as to maximize shareholder value;

         (d) Requiring defendants to compensate plaintiff and the members of the Class for all losses and damages suffered and to be suffered by them as a result of the wrongful conduct complained of herein, together with prejudgment and post-judgment interest;

         (e) Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys', accountants', and experts' fees; and

         (f) Granting such other and further relief as may be just and proper.



DATE: May 8, 1998                        CHIMICLES, JACOBSEN & TIKELLIS


                                         /s/ James C. Strum
                                         -------------------------------
                                         Pamela S. Tikellis
                                         James C. Strum
                                         Robert J. Kriner, Jr.
                                         One Rodney Square
                                         P.O. Box 1035
                                         Wilmington, DE 19899
                                         (302) 656-2500

                                         Attorneys for Plaintiff

OF COUNSEL:

WOLF, HALDENSTEIN, ADLER,
   FREEMAN & HERZ, LLP
270 Madison Avenue
New York, NY 10016

MALINA & WOLSON
Lincoln Building
60 East 42nd Street
New York, New York 10165